Exhibit 21.1
Subsidiaries of Group 1 Automotive, Inc.

Bohn Holdings-F, Inc. (DE)	GPI Atlanta-FLM, Inc. (DE)	NY-SBII, Inc. (DE)

Bohn-FII, LLC (DE)	GPI Atlanta-FLM II, Inc. (DE)	Bohn Holdings, Inc. (DE)

Bohn Holdings, LLC (DE)	Perimeter Ford, Inc. (DE)	Bob Howard Nissan, Inc. (OK)

Group 1 Holdings-T, LLC (DE)	Group 1 LP Interests-DC, Inc. (DE)	Group 1 LP Interests-GM, Inc. (DE)

Group 1 Holdings-DC, LLC (DE)	Group 1 Holdings-F, LLC (DE)	Group 1 Holdings-GM, LLC (DE)

Group 1 Holdings-H, LLC (DE)	Group 1 Holdings N, LLC (DE)	Group 1 Holdings-S, LLC (DE)

Group 1 FL Holdings, Inc. (DE)	G1R-OC, LLC (DE	Ivory Auto Properties of South Carolina, LLC (SC)

Ira Automotive Group, LLC (DE)	G1R2 Florida, LLC (DE)	Prestige Chrysler South, Ltd. (TX)

Amarillo Motors-J, Ltd. (TX)	Amarillo Motors-SM, Ltd. (TX)	Tate CG, LLC (MD)

West Central Management Co., Inc. (DE)	Mike Smith Autoplaza, Inc. (TX)	Mike Smith GM, Inc. (DE)

GPI NH-TL, Inc. (DE)	Danvers-DCII, Inc. (DE)	Baron Leasehold, LLC (KS)

Group 1 LP Interests-S, Inc. (DE)	GPI SC-SV, LLC (DE)	Casa Chrysler Plymouth Jeep Inc. (NM)

Group 1 Holdings BV (Netherlands)	Group 1 Automotive UK Limited (UK)	Chandlers Garage Holdings Limited (UK)

Chandlers Garage Worthing Limited (UK)	Chandlers (Hailsham) Limited (UK)	Chandlers Garage (Brighton) Limited (UK)

G1R Florida, LLC (DE)	Group 1 Associates, Inc. (DE)	Group 1 Associates Holdings, LLC (DE)

Group 1 Foundation, Inc. (TX)	Group 1 Funding, Inc. (DE)	GPI, Ltd. (TX)

Group 1 Realty, Inc. (DE)	Mike Smith Autoplex Buick, Inc. (TX)	Baron Development Company, LLC (KS)

Mike Smith Motors, Inc. (TX)	Miller Infiniti, Inc. (CA)	McCall-SL, Ltd. (TX)

Miller-SH, Inc. (DE)	Amarillo Motors-C, Ltd. (TX)	Miller Automotive Group, Inc. (CA)

GPI KS-SV, LLC (DE)	Casa Chevrolet Inc. (NM)	Sunshine Buick Pontiac GMC Truck, Inc. (NM)

Mike Smith Autoplex, Inc. (TX)	Miller Imports, Inc. (CA)	Gulf Breeze Ford, LLC (DE)

Group 1 Automotive Reinsurance TWO, Ltd. (Nevis Islands)	Courtesy Ford, LLC (DE) dba World Ford Kendall	Group 1 Automotive Reinsurance, Ltd. (Nevis Islands)

Miller Nissan, Inc. (CA) dba Miller Nissan — Van Nuys	Bob Howard Chevrolet, Inc. (OK) dba Bob Howard Chevrolet	GPI SC-SB, Inc. (DE) dba BMW of Columbia

GPI GA-DM, Inc. (DE) dba Mercedes-Benz of Augusta	Prestige Chrysler Northwest, Inc. (DE) dba Maxwell Chrysler Jeep Dodge	NY-DM, Inc. (DE) dba Mercedes-Benz of Massapequa

Chaperral Dodge, Inc. (DE) dba Dallas Dodge Chrysler Jeep	Koons Ford, LLC (DE) dba World Ford Pembroke Pines	Bob Howard Automotive-East, Inc. (OK) dba South Pointe Chevrolet

Kutz-N, Inc. (DE) dba Courtesy Nissan	Howard-HA, Inc. (DE) dba Bob Howard Acura	Bob Howard Dodge, Inc. (OK) dba Bob Howard Dodge Chrysler Jeep

Key Ford, LLC (DE) dba World Ford Pensacola	Howard-DCIII, LLC (DE) dba South Pointe Chrysler Jeep Dodge	Howard-GM II, Inc. (DE) dba Smicklas Chevrolet

Rockwall Automotive-F, Inc. (DE) dba Rockwall Ford Mercury	Maxwell-N, Inc. (DE) dba Town North Nissan	Howard-SB, Inc. (DE) dba BMW of Tulsa

Subsidiaries of Group 1 Automotive, Inc.

Howard-H, Inc. (DE) dba Bob Howard Honda	GPI MS-N, Inc. (DE) dba Pat Peck Nissan	Danvers-N, Inc. (DE) dba Ira Nissan Tewksbury

Danvers-NII, Inc. (DE) dba Ira Nissan Woburn	McCall-HA, Inc. (DE) dba Sterling McCall Acura	Maxwell-NII, Inc. (DE) dba Round Rock Nissan

McCall-N, Inc. (DE) dba Sterling McCall Nissan	GPI AL-N, Inc. (DE) dba Pat Peck Nissan	GPI MS-SK, Inc. (DE) dba Pat Peck Kia

GPI MS-H, Inc. (DE) dba Pat Peck Honda	Millbro, Inc. (CA) dba Miller Honda of Culver City	Maxwell Chrysler Dodge Jeep, Inc. (DE) dba Maxwell Chrysler Dodge Jeep

Danvers-SU, LLC (DE) dba Ira Subaru	Mike Smith Autoplex Dodge, Inc. (TX) dba Mike Smith Chrysler Jeep Dodge	Maxwell-GMII, Inc. (DE) dba Freedom Chevrolet

McCall-H, Inc. (DE) dba Sterling McCall Honda	NJ-H, Inc. (DE) dba Honda of Freehold	Mike Smith Automotive-H, Inc. (DE) dba Mike Smith Honda

Danvers-TL, Inc. (DE) dba Ira Lexus	NJ-SV, Inc. (DE) dba Volkswagen of Freehold	Mike Smith Autoplex-German Imports, Inc. (TX) dba Mike Smith Mercedes-Benz

Mike Smith Imports, Inc. (TX) dba BMW of Beaumont	NJ-HAII, Inc. (DE) dba Boardwalk Acura	NJ-HII, Inc. (DE) dba Boardwalk Honda

Mike Smith Automotive-N, Inc. (TX) dba Mike Smith Nissan	NJ-SB, Inc. (DE) dba BMW of Atlantic City	GPI CA-DMII, Inc. (DE) dba Mercedes-Benz of Escondido

NJ-DM, Inc. (DE)	NJ-HA, Inc. (DE)	Miller Family Company, Inc. (CA)
dba	dba	dba
Mercedes-Benz of Freehold	Elite Acura	Miller Honda — Van Nuys

Bob Howard Motors, Inc. (OK)	Maxwell Ford, Inc. (DE)	McCall-TII, Inc. (DE)
dba	dba	dba
Bob Howard Toyota	Maxwell Ford	Fort Bend Toyota
Bob Howard Scion	Maxwell Ford Supercenter	Fort Bend Scion

McCall-T, Inc. (DE)	Lubbock Motors, Inc. (DE)	Danvers-TII, Inc. (DE)
dba	dba	dba
Sterling McCall Toyota	The Credit Connection	Ira Toyota II
Sterling McCall Scion	The Credit Connection of Amarillo	Ira Scion II

GPI KS-SB, Inc. (DE)	GPI CA-TII, Inc. (DE)	Harvey Operations-T, LLC (DE)
dba	dba	dba
Baron BMW	Miller Scion of Anaheim	Bohn Brothers Toyota
Baron MINI	Miller Toyota of Anaheim	Bohn Brothers Scion

Danvers-TIII, Inc. (DE)	GPI Atlanta-F, Inc. (GA)	Lubbock Motors-SH, Inc. (DE)
dba	dba	dba
Ira Toyota III	Stone Mountain Ford	Gene Messer Hyundai
Ira Scion III	World Ford Stone Mountain	Gene Messer Kia

Harvey GM, LLC (DE) dba Don Bohn Buick, Pontiac GMC Don Bohn Used Cars	GPI MD-SB, Inc. (DE) dba BMW of Annapolis MINI of Annapolis	GPI CA-NIII, Inc. (DE) dba Performance Nissan Miller’s Performance Nissan

Lubbock Motors-GM, Inc. (DE) dba Gene Messer Chevrolet Gene Messer Accessories	Rockwall Automotive-DCD, Ltd. (TX) dba Rockwall Dodge Rockwall Chrysler Jeep Dodge	Danvers-T, Inc. (DE) dba Ira Toyota Ira Scion

Subsidiaries of Group 1 Automotive, Inc.

Lubbock Motors-T, Inc. (DE) dba Gene Messer Toyota Gene Messer Scion	GPI NH-T, Inc. (DE) dba Ira Toyota of Manchester Ira Lexus of Manchester Ira Scion of Manchester	Danvers-SB, Inc. (DE) dba Ira BMW of Stratham BMW of Stratham

McCall-TL, Inc. (DE) dba Sterling McCall Lexus Lexus of Clear Lake Sterling McCall Restoration Center	Howard-GM, Inc. (DE) dba Bob Howard Pontiac Bob Howard GMC Truck Bob Howard Buick Pontiac-GMC	NY-SB, Inc. (DE) dba Hassel BMW Hassel MINI

NY-FV, Inc. (DE) dba Hassel Volvo Glen Cove Hassel Volvo	GPI SAC-T, Inc. (DE) dba Folsom Lake Toyota Folsom Lake Scion Folsom Lake Used Car Outlet	NY-FVII, Inc. (DE) dba Hassel Volvo Huntington Hassel Volvo

FMM, Inc. (CA) dba Miller Toyota Miller Toyota — Culver City Miller Scion	GPI Atlanta-T, Inc. (DE) dba World Toyota World Toyota Collision & Glass Center World Scion	Danvers-S, Inc. (DE) dba Ira Mazda Ira Porsche Ira Audi

Jim Tidwell Ford, Inc. (DE) dba Jim Tidwell Ford Group 1 Atlanta Group 1 Automotive — Southeast Region	McCall-SB, Inc. (DE) dba Advantage BMW Advantage BMW Midtown BMW of Clear Lake Advantage BMW of Clear Lake	Harvey Ford, LLC (DE) dba Don Bohn Ford Don Bohn Ford Lincoln Mercury Don Bohn Used Cars

Advantagecars.com, Inc. (DE) dba Advantage Car Sales AdvantageCars Advantage Cars Advantagecars.com	Miller-DM, Inc. (DE) dba Mercedes Benz of Beverly Hills Miller’s Mercedes-Benz of Beverly Hills smart center Beverly Hills	GPI SD-DC, Inc. (DE) dba Rancho Chrysler Jeep Dodge Rancho Chrysler Rancho Jeep Rancho Dodge

Lubbock Motors-S, Inc. (DE) dba Gene Messer Mitsubishi Gene Messer Volkswagen Gene Messer Used Cars Gene Messer Value Lot Wolfforth	Lubbock Motors-F, Inc. (DE) dba Gene Messer Ford The Credit Connection Gene Messer Value Lot Dr. Scratch	Howard Ford, Inc. (DE) dba Bob Howard Downtown Ford Lincoln-Mercury Bob Howard Downtown Lincoln-Mercury Bob Howard Downtown Ford Lincoln Mercury of Oklahoma City

Amarillo Motors-F, Inc. (DE)
dba
Gene Messer Ford
Gene Messer Ford of Amarillo
Gene Messer Ford, Lincoln Mercury and
Mazda of Amarillo
Gene Messer Mazda
Gene Messer Ford Lincoln Mercury
Gene Messer Ford Value Lot